THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED
UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS
AVAILABLE.


                       INSITUFORM MID-AMERICA, INC.

                       Subordinated Promissory Note

                           Due February 18, 2000


$3,000,000.00                                           April 18, 1995


          Insituform Mid-America Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to New Enviroq Corporation or registered assigns on February 15, 2000 the principal amount of Three Million Dollars ($3,000,000.00) and to pay interest from the date hereof on the principal amount from time to time remaining unpaid hereon on each June 30 and December 31 beginning June 30, 1995 until maturity at a rate per annum equal to Six Percent (6%). The Company shall be privileged to prepay all or any portion of its obligations under this Note without premium or penalty at any time and from time to time provided, however, that any prepayment shall be in a minimum amount of $100,000. The Company represents and warrants to the holder hereof that it has executed this Note in good faith with the intention to pay all payments of principal and interest hereunder as they become due.

          The principal hereof and interest hereon are payable by check mailed to the address of the holder on the Company's records in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

          This Note is issued under and pursuant to the terms and provisions of a certain Merger Agreement (the "Merger Agreement"), dated as of November 2, 1994, entered into by and among the Company, New Enviroq Corporation and the other parties therein named.

          This Note is subject to the offset rights provided for in
Article IX of the Merger Agreement, the provisions of which are hereby incorporated by reference as if fully set forth herein. Any offset exercised pursuant to the Merger Agreement shall not be a default hereunder.

          In the event there is a default in the payment of any principal of or interest on this Note when due (after taking into account the provisions of Article IX of the Merger Agreement), the holder hereof may declare the entire principal balance of this Note immediately due and payable.

          If this Note or any principal or interest hereon is not paid when due (after taking into account the provisions of Article IX of the Merger Agreement), whether by reason of acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection (whether or not litigation is commenced) or for representation of the holder hereof in connection with bankruptcy or insolvency proceedings, the Company promises to pay, in addition to the other amounts due hereon, the reasonable costs and expenses of such collection and representation, including reasonable attorneys' fees and expenses.

          The Company expressly waives presentment, demand for payment, notice of dishonor, protest and notice of protest. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

                           SUBORDINATION OF NOTE
                           ---------------------

          The following provisions are hereinafter referred to as the "Subordination Provisions."

          1.   Extent of Subordination.  Subject to paragraph 2 below,
               -----------------------
the indebtedness and all other obligations evidenced by this Note are subordinate and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness (as hereinafter defined), and the subordination is for the benefit of the holders of the Senior Indebtedness and each such holder may enforce such subordination. As used herein, the term "Senior Indebtedness" shall mean indebtedness for money borrowed from commercial banks or other lending institutions (including the Company's indebtedness to such institutions in respect of letters of credit issued for the benefit of the Company) which is not by its terms on parity with, or subordinated in right of payment to, the indebtedness evidenced by this Note. Without limiting the foregoing:

               (a) So long as any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any of the Senior Indebtedness has occurred and is continuing or would be created by or result from any such payment or distribution, no direct or indirect payment or distribution
(including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness being subordinated to this Note) shall be made by or on behalf of the Company for or on account of any principal of or interest on any of this Note or any other obligation with respect to or on

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account of any claim (a "Claim") with respect thereto or the purchase thereof, and the holder of this Note shall not receive from the Company, directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, on account of any obligations with respect to this Note or on account of any Claim;

               (b) Upon the maturity of all or any part of any Senior Indebtedness by lapse of time, acceleration (unless waived in writing) or otherwise, all amounts then due in respect of all Senior Indebtedness shall first be paid in full in cash before any direct or indirect payment or distribution (including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the holder of this Note) to which the holder of this Note would be entitled but for the Subordination Provisions hereof, may be made by or on behalf of the Company on account of any obligations with respect to this Note;

               (c) Upon any distribution to creditors of the Company in a total or partial liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors, or an arrangement, adjustment, composition or relief of the Company or its debts or any marshalling of the assets and liabilities of the Company:

                    (i)  holders of Senior Indebtedness shall be
               entitled to receive payment in full in cash of all indebtedness and other obligations due or to become due with respect to the Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the holder of this Note shall be entitled to receive any payment or distribution on account of any obligations with respect to this Note; and

                    (ii) until all indebtedness and other obligations
               with respect to Senior Indebtedness (as provided in subsection (i) above) are paid in full in cash, any payment or distribution, including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note, to which the holder of this Note would be entitled but for the subordination provisions hereof shall be made to holders of Senior Indebtedness, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full in

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               cash after giving effect to any concurrent payment or
               distribution to or for the holders of such Senior
               Indebtedness;

               (d) If, after the holder of this Note shall have received written notice (a "Default Notice") that a default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any of the Senior Indebtedness has occurred and is continuing or would be created by or result from such distribution, a distribution is made to the holder of this Note that because of these Subordination Provisions should not have been made to it, such holder shall segregate such distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holders of Senior Indebtedness as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness; and

               (e) Notwithstanding any other provision of these Subordination Provisions to the contrary, if the holder hereof shall have received a Default Notice, then prior to the earlier to occur of: (i) payment in full of all indebtedness and other obligations with respect to Senior Indebtedness; (ii) the expiration of one hundred eighty (180) days following the holder's receipt of such Default Notice; or (iii) the cure, remediation or waiver of the default or event of default specified in such Default Notice by the holder of the Senior Indebtedness to which it relates, the holder of this Note shall not take any action to enforce any payment on or in respect of this Note, including without limitation, filing of a bankruptcy or similar proceeding, except that the holder of this Note may send the Company notice of a default and acceleration of this Note if the Company then is in default under this Note, provided, however, that this Section 1(e) shall not prohibit the holder's enforcement action in respect of the Company's failure to pay the principal amount and interest due at maturity hereof if such failure shall continue for a period of sixty (60) days after notice to the Company.

          2.   Rights Not Subordinated.  The provisions of paragraph 1
               -----------------------
above are for the limited purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the holder of this Note on the other hand. Nothing herein shall impair, as between the Company and the holder of this Note, the

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Company's obligation to the holder of this Note to pay to such holder both principal and interest in accordance with the terms of this Note. Except as set forth in paragraph 1(e) above, no provision of paragraph 1 above shall be construed to prevent the holder of this Note from exercising all remedies otherwise available under this Note or under applicable law upon the occurrence of a default, subject to the rights of the holders of Senior Indebtedness set forth above to receive cash, assets, stock or obligations and distributions and other payments otherwise payable or deliverable to the holder of this Note. No provision of paragraph 1 above shall be deemed to subordinate, to any extent, any claim or right of any holder of this Note to any claim against the Company by any creditor or any other person, except to the extent expressly provided in such paragraph.

          3.   Notice by Company.  The Company shall promptly notify the
               -----------------
holder of this Note of any facts known to the Company that would cause a payment of any obligations with respect to this Note or of any Claim to violate the Subordination Provisions hereof. If payment of this Note is accelerated because of a default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration. The Company shall promptly furnish the holder copies of all material instruments and agreements defining the rights of holders of Senior Indebtedness, including any amendments or modifications thereto or refinancing thereof. Notwithstanding any provisions of this Agreement to the contrary, however, (a) the Company's failure to comply with its obligations set forth in this
Section 3 shall not affect the subordination provided herein or any claims of holders of Senior Indebtedness; and (b) the Company acknowledges that a breach of its obligations under this Section 3 would result in irreparable harm to the holder of this Note and, accordingly, the holder shall be entitled to obtain an injunction to restrain the Company's violation of its obligations under this
Section 3 and to compel specific performance of the terms and conditions of this Section 3.

          4.   Subrogation.  After all Senior Indebtedness is paid in
               -----------
full in cash and until the Note is paid in full, the holder of this Note shall be subrogated (equally and ratably with all other indebtedness pari passu with this Note) to the rights of holders of
             ---- -----
Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holder of this Note have been applied to the payment of Senior Indebtedness. A distribution made under these Subordination Provisions to holders of Senior Indebtedness which otherwise would have been made to the holder of this Note is not, as between the Company and such holder, a payment by the Company on this Note.

          5.   Subordination May Not Be Impaired.
               ---------------------------------

               (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided

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shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by noncompliance by the Company, with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

               (b) Without in any way limiting the generality of the foregoing paragraph, the holders and owners of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the holder of this Note, without incurring responsibility to the holder of this Note, and without impairing or releasing the subordination provided in these Subordination Provisions or the obligations hereunder of the holder of this Note to the holders of Senior Indebtedness, do any one or more of the following: (i) change the number, place or terms of payment or extend the time of payment of, renew or alter, all or any of the Senior Indebtedness (including any change in the rate of interest thereon), or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior
Indebtedness is outstanding; (ii) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, Senior Indebtedness, or amend, or grant any waiver or release with respect to, or consent to any departure from any guarantee for all or any of the Senior Indebtedness; (ii) release any person liable in any manner under or in respect of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against, any other person; and
(v) apply any sums from time to time received to the Senior
Indebtedness.

               (c) All rights and interests under this Note of the holders of Senior Indebtedness, and all agreements and obligations of the holder of this Note and the Company under these Subordination Provisions shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Senior Indebtedness, any promissory notes evidencing the indebtedness thereunder, or any other agreement or instrument relating thereto, or (ii) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any holder of the Note or the Company.

               (d) These Subordination Provisions constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all Senior Indebtedness, (ii) be binding upon the holder of this Note and the Company and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the holders of Senior Indebtedness and their respective successors, transferees and assigns.

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               (e)  Each holder of Senior Indebtedness is hereby
authorized to demand specific performance of these Subordination Provisions, whether or not the Company shall have complied with any of such provisions applicable to it, at any time when the holder of this Note shall have failed to comply with any of these provisions. The holder of this Note hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

          6.   Distribution or Notice to Representative.  Whenever a
               ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness, then distributions may be made and the notice given to their representative, trustee or agent. Upon payment or distribution of assets of the Company referred to in these Subordination Provisions, the holder of this Note shall be entitled to rely in good faith upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative, trustee or agent or of the liquidating trustee or agent or other person making any distribution to the holder of this Note for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Subordination Provisions.

          7.   Miscellaneous.  The agreements contained in these
               -------------
Subordination Provisions shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company otherwise, all as though such payment had not been made.

          8.   Amendments.  The Company and the holder of this Note
               ----------
hereby agree for the benefit of the holders of Senior Indebtedness that (a) no amendment of, supplement of, modification to or waiver under any provision of these Subordination Provisions will be entered into or effected without the prior written consents of all of the holders of Senior Indebtedness and (b) no amendment of, supplement of, modification to or waiver under, any other provision of this Note will be entered into or effected if the same would be adverse to the holders of Senior Indebtedness (or any of them).

          9.   Restriction on Future Senior and Subordinated
               ---------------------------------------------
Indebtedness.  (a)  Notwithstanding any provision herein to the
- ------------
contrary, the Company hereby agrees that, after the date hereof, it will not modify the terms of Senior Indebtedness (other than modification to avoid or cure a default or an event of default) or incur Senior Indebtedness which, absent a default or event of default under the Senior Indebtedness not caused solely by the payment of this Note, would prohibit timely payment of amounts due

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under this Note or by its terms will create an event of default by the payment of the Note when due. No Senior Indebtedness existing as of the date hereof contains terms or conditions which, absent a default or event of default not caused solely by payment of this Note when due, will prohibit payment of the principal of this Note at maturity.

               (b) Notwithstanding any provision herein to the contrary, the Company hereby agrees that after the date hereof it will not issue any subordinated debt obligations unless, by their terms, such subordinated debt obligations are subordinated or pari passu in right of payment to the prior payment in full of the indebtedness evidenced by this Note.

                                 *  *  *

                                   INSITUFORM MID-AMERICA, INC.



                                   By -----------------------------------
                                      Jerome Kalishman, Chief Executive
                                      Officer

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